UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA	01803-4238
(Address of principal executive offices)		(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2022, the Board of Directors (the “Board”) of CIRCOR International, Inc. (the “Company”) elected Arthur “Art” L. George, Jr. to the Board, effective immediately, filling a vacant Board seat. The Board has determined that Mr. George qualifies as an independent director in accordance with the New York Stock Exchange listing standards.

Mr. George brings significant executive and general management experience as well as extensive operational and new product development experiences in high technology markets. Mr. George’s experience with high performance analog products used in a wide range of industrial products gives him insight on a diverse set of industries and affords the Board a unique perspective in identifying strategic and tactical risks and opportunities.

Mr. George retired from Texas Instruments (Nasdaq: TXN) in 2014, one of the world’s largest semiconductor companies and a highly innovative, high performing global leader in analog, embedded processing, and wireless technologies, after a 30-year career. Immediately prior to retirement, Mr. George served as senior vice president and manager of Texas Instruments’ Analog Engineering Operations from 2011 until 2014. Previously, Mr. George was senior vice president and worldwide general manager, High Performance Analog of Texas Instruments from 2006 to 2011.

Mr. George currently serves on the board of Axcelis Technologies, Inc. (Nasdaq: ACLS; since 2014), a provider of equipment and service solutions for the semiconductor manufacturing industry, where he serves as on the Compensation Committee, on which he has been Chair since 2020, and the Technology and New Product Development Committee, on which he was Chair from August 2017 to May 2020. He also serves on the board of Nordson Corporation (NASDAQ: NDSN; since 2012), a manufacturer of precision dispensing equipment for industrial liquid and powder coatings, adhesives, and sealants, where he serves on the Compensation Committee and the Governance & Nominating Committee.

Mr. George has not yet been appointed to any Board committees. At the time of appointment, the Company will update this Form 8-K with the relevant information. As a non-employee director, Mr. George is entitled to receive compensation in accordance with the Company's non-employee director compensation arrangements described under the caption “Director Compensation” in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2021. In addition, Mr. George will enter into an indemnification agreement with the Company in substantially the same form that the Company has entered into with its other directors, a copy of which is filed as Exhibit 10.12 to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 12, 2003.

There was no arrangement or understanding between Mr. George and any other persons pursuant to which Mr. George was elected as a director. Mr. George has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Arthur “Art” L. George, Jr. to Join CIRCOR Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.
January 26, 2022	/s/ Jessica W. Wenzell
Jessica W. Wenzell
General Counsel & Chief People Officer